                             SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          Sheffield Steel Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

   ______________________________________________________________

2)  Aggregate number of securities to which transaction applies:

   ______________________________________________________________

3)  Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act   Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
   determined):____________________________________________________

4)  Proposed maximum aggregate value of transaction:

   ______________________________________________________________

5)     Total fee paid:  ___________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

   1)  Amount previously paid: ______________________________________

   2)  Form, Schedule or Registration Statement No: 14A__________________

   3)  Filing Party: ________________________________________________

   4)  Date Filed: __________________________________________________

July 31, 1998



Dear Stockholder,

   You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Sheffield Steel Corporation (the "Company") to be held at 8:00 a.m. on Thursday, September 3, 1998, at 220 North Jefferson, Sand Springs, Oklahoma.

   At the Annual Meeting, six persons will be elected to the Board of Directors. The Board of Directors recommends the approval of each of these persons. Such other business will be transacted as may properly come before the Annual Meeting.

   The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting.

   We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

Sincerely,

/s/ Robert W. Ackerman
ROBERT W. ACKERMAN
President and Chief Executive Officer



                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

   SHEFFIELD STEEL CORPORATION
   220 North Jefferson
   Sand Springs, OK  74063
   (918) 245-1335

   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   To be Held on September 3, 1998


To the Stockholders of Sheffield Steel Corporation:

   NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Sheffield Steel Corporation, a Delaware corporation (the "Company"), will be held on Thursday, September 3, 1998 at 220 North Jefferson, Sand Springs, Oklahoma, at 8:00 a.m. for the following purposes:

   1. To elect six members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

   2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending April 30, 1999.

   3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on July 7, 1998, as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

   All Stockholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Holders of record of the Common Stock as of the Record Date who do attend the Annual Meeting and wish to vote in person may revoke their proxies.


BY ORDER OF THE BOARD OF DIRECTORS



/s/ Dale S. Okonow
DALE S. OKONOW
Vice President and Secretary
Sand Springs, Oklahoma
July 31, 1998

                          SHEFFIELD STEEL CORPORATION
                              220 North Jefferson
                             SAND SPRINGS, OKLAHOMA
                                  918-245-1335

                        _______________________________

                                PROXY STATEMENT
                        _______________________________

                              GENERAL INFORMATION

   This Proxy Statement is being furnished to stockholders in connection with the solicitation by the Board of Directors of Sheffield Steel Corporation, a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 220 North Jefferson, Sand Springs, Oklahoma, on Thursday, September 3, 1998, at 8:00 a.m., and any adjournments thereof (the "Meeting").

   Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the six nominees for director named herein. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present and wishes to vote by ballot in person at the Meeting may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $ .01 per
share ("Common Stock"), is necessary to constitute a quorum at the Meeting.   No
approval rights exist for any action proposed to be taken at the Meeting.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, including the election of directors. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

   The close of business on July 7, 1998 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on July 7, 1998, the Company had 3,570,125 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers, or employees of the Company. No additional compensation will be paid for such solicitation.

   This Proxy Statement and the accompanying proxy are being mailed on or about July 31, 1998 to all Stockholders entitled to notice of and to vote at the Meeting.

   The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

   HMK Enterprises, Inc. ("HMK") currently owns approximately 90% of the issued and outstanding shares of Common Stock. HMK is a Massachusetts-based privately-owned holding company engaged in manufacturing and service businesses.

   The following table sets forth certain information as of July 7, 1998 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table herein, and all current directors, nominees, and executive officers as a group.

                                        Shares Beneficially Owned (a)(b)
                                        --------------------------------
      Name and Address**                Number                   Percent
      ------------------                ------                   -------
 Steven E. Karol                      1,614,397                 40.61% (c) (e)
 HMK Enterprises, Inc.
 800 South Street
 Waltham, MA 02154

 Jane M. Karol                        1,614,364                 40.61% (d) (e)
 HMK Enterprises, Inc.
 800 South Street
 Waltham, MA 02154

 Robert W. Ackerman                     286,855 (f)              7.22%
 Sheffield Steel Corporation
 220 N. Jefferson
 Sand Springs, OK 74063

 John F. Lovingfoss                     90,703 (g)               2.28%

 Dale S. Okonow                         73,828 (h)               1.86%

 Stephen R. Johnson                     25,313 (i)                 *

 Alton W. Davis                           -                        *

 Howard H. Stevenson                      -                        *

 John D. Lefler                           -                        *

 All current executive officers,     3,705,460 (j)              93.22%
 directors, and nominees of the
 Company as a group (9 persons)

--------------------------------------------------------------------------------
* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

   (a) The number of shares of Common Stock issued and outstanding on July 7, 1998 was 3,570,125. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at July 7, 1998, plus shares of Common Stock subject to options held by such person at July 7, 1998 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as otherwise noted.

   (b) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act.

   (c) Of the 1,614,397 shares of Common Stock beneficially owned by Mr. Karol, 11,272 shares or .33%, are owned of record by him. Mr. Karol also owns
       74.7634 shares of the Class A common stock, $1.00 par value, of HMK (the "HMK Class A Common Stock"), which shares constitute 50% of the issued and outstanding shares of HMK Class A Common Stock. Of the 1,614,397 shares of Common Stock beneficially owned by Mr. Karol, 1,603,125 shares, or 47.5%, are deemed to be beneficially owned by Mr. Karol by virtue of his ownership of such shares of HMK Class A Common Stock.

   (d) Of the 1,614,364 shares of Common Stock beneficially owned by Ms. Karol 11,239 shares, or .33%, are owned of record by her. Ms. Karol also owns
       74.7634 shares of HMK Class A Common Stock, which shares constitute 50% of the issued and outstanding shares of HMK Class A Common Stock. Of the 1,614,364 shares of Common Stock beneficially owned by Ms. Karol, 1,603,125 shares, or 47.5%, are deemed to be beneficially owned by Ms. Karol by virtue of her ownership of such shares of HMK Class A Common Stock.

  (e) Each of Steven E. Karol and Jane M. Karol own 74.7634 shares of HMK Class A Common Stock, constituting 50% of the issued and outstanding shares of HMK Class A Common Stock in the aggregate. HMK Class A Common Stock is the only class of voting stock of HMK issued and outstanding. For purposes of determining beneficial ownership of Common Stock as reported in the preceding table, ownership of any class of non-voting stock of HMK has not been included.

  (f) Includes 253,105 shares which Mr. Ackerman may acquire upon the exercise of options within 60 days after July 7, 1998.

  (g) Includes 56,953 shares which Mr. Lovingfoss may acquire upon exercise of options within 60 days after July 7, 1998.

  (h) Includes 56,953 shares which Mr. Okonow may acquire upon exercise of options within 60 days after July 7, 1998.

  (i) Includes 25,313 shares which Mr. Johnson may acquire upon the exercise of options within 60 days after July 7, 1998.

  (j) Includes an aggregate of 392,344 shares which may be acquired upon the exercise of options within 60 days after July 7, 1998.

                                   MANAGEMENT

DIRECTORS
---------

   The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Stockholders, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

   Pursuant to the Company's By-Laws, the Stockholders voted on August 27, 1997
(i) to set the size of the Board of Directors at six members and (ii) to nominate Messrs. Karol, Ackerman, Okonow, Stevenson, Lefler and Ms. Jane Karol for election at the Meeting to the Board of Directors to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

   The names of the Company's current directors, nominees for director and certain information about them are set forth below:

    Name                       Age     Position with the Company
------------                  -----    -------------------------
Robert W. Ackerman              59      President and Chief Executive
Steven E. Karol                 45      Chairman of the Board
Dale S. Okonow                  41      Vice President and Secretary
Jane M. Karol                   36      Director
Howard H. Stevenson             57      Director
John D. Lefler                  52      Director

   ROBERT W. ACKERMAN. Mr. Ackerman has been President and Chief Executive Officer and a Director since 1992. From 1988 to 1992, Mr. Ackerman was the President and Chief Executive Officer of Lincoln Pulp & Paper Co., Inc. From 1986 to 1988, Mr. Ackerman taught in the Advanced Management Program at the Harvard University Graduate School of Business Administration. Mr. Ackerman serves as a Director of Gulf States Steel, Inc. of Alabama ("Gulf States"), The Baupost Fund, and Atlantic Investment Advisors, Inc.

   STEVEN E. KAROL. Mr. Karol has been a Director of the Company since 1981 and Chairman of the Board of Directors since 1983. Mr. Karol is also President and Chief Executive Officer and Chairman of the Board of HMK Enterprises, Inc. ("HMK"), the parent company of Sheffield Steel Corporation. Mr. Karol also serves as Chairman of the Board of Directors of Gulf States and is a Director of Stocker and Yale. Mr. Karol is the brother of Jane M. Karol.

   DALE S. OKONOW. Mr. Okonow has been Vice President and Secretary since 1988 and a Director since 1990. Prior to 1988, Mr. Okonow was an associate with the law firm of Proskauer Rose Goetz & Mendelsohn in New York City. Mr. Okonow was Vice President and General Counsel of HMK from 1988 to 1990 and has been a Senior Vice President and Chief Financial Officer of HMK since 1990. Mr. Okonow also serves as Vice-President, Secretary, and a Director of Gulf States.

   JANE M. KAROL. Ms. Karol has been a Director since 1991. Ms. Karol is a Director of HMK. Ms. Karol is also the sister of Steven E. Karol.

   HOWARD H. STEVENSON. Dr. Stevenson has been a Director since 1993. Since 1982, Dr. Stevenson has been Sarofim-Rock Professor of Business Administration at the Harvard University Graduate School of Business Administration. He was also a Senior Associate Dean and Director of Financial and Information Systems for Harvard Business School from 1991 to 1994. Dr. Stevenson also serves as a Director of the Boards of Camp Dresser & McKee, Landmark Communications, Gulf States, the Baupost Fund, Bessemer Securities Corporation, African Communications Group, Terry Hinge and Hardware, Quadra Capital Partners, LLC, and Kaplan Senior Quarters.

   John D. Lefler. Mr. Lefler has over 30 years of experience in the steel industry and has been the President and Chief Executive Officer of Gulf States since May 1993. Mr. Lefler has served Gulf States in various management positions since 1986. Prior to joining Gulf States, he worked at USX for more than 18 years in various management positions. Mr. Lefler serves as a Director of Gulf States and First Alabama Bank.

COMMITTEES OF THE BOARD OF DIRECTORS

   MEETING ATTENDANCE. During the fiscal year ended April 30, 1998 there were four meetings of the Board of Directors. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors except Jane Karol who attended less than 75%. Each member of a committee, during the period he or she was a committee member, attended at least 75% of the meetings of each committee on which they served. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law.

   AUDIT COMMITTEE. The Audit Committee, which met once during the 1998 fiscal year, has two members, Mr. Okonow and Mr. Ackerman. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The findings of this committee are reviewed by the Board of Directors.

   STOCK COMPENSATION COMMITTEE. The Stock Compensation Committee has three members, Mr. Karol, Mr. Okonow and Mr. Ackerman. The Stock Compensation Committee did not meet during fiscal 1998. The Stock Compensation Committee administers the Company's 1993 Employee, Director and Consultant Stock Option Plan. See "1993 Stock Option Plan".

   COMPENSATION COMMITTEE. The Company does not have a standing Compensation Committee. Recommendations concerning salaries and incentive compensation (other than stock options) for employees of the Company (other than Mr. Ackerman) are made by Mr. Ackerman and are reviewed by the Board of Directors. Recommendations concerning Mr. Ackerman's salary and incentive compensation (other than stock options) are made by Mr. Karol and are reviewed by the Board of Directors.

   NOMINATING COMMITTEE. The Company does not have a standing Nominating Committee.

ELECTION AND COMPENSATION OF DIRECTORS

   Approximately ninety percent of the outstanding shares of the Company's Common Stock is currently owned by HMK, which is in turn 100% owned by members of the Karol family. Consequently, certain members of the Karol family together beneficially own substantially all of the outstanding shares of the Company's common stock and are able to determine the outcome of all matters required to be submitted to stockholders for approval, including the election of directors. Giving effect to the exercise of all of the Company's exercisable options, HMK owns approximately 81% of the outstanding shares of the Company's Common Stock. See "Share Ownership."

   Dr. Stevenson and Mr. Lefler will receive an annual retainer of $4,000, payable quarterly, and a meeting fee of $1,500 for each meeting of the Board of Directors attended. The Company reimburses ordinary and necessary out-of-pocket expenses incurred by any Director in connection with his or her services. In addition, Directors of the Company are eligible to receive non-qualified stock options under the Company's 1993 Employee, Director and Consultant Stock Option Plan. As of April 30, 1998, no Director had been granted any stock options for services as a Director of the Company.

EXECUTIVE OFFICERS
------------------

   The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

    Name                    Age     Position with the Company
------------               -----    -------------------------
Alton W. Davis              49       Vice President-Operations
John F. Lovingfoss          60       Vice President-Sales and Marketing
Stephen R. Johnson          46       Vice President and Chief Financial Officer

   ALTON W. DAVIS. Mr. Davis has been Vice President-Operations since August 1996. From 1986 to 1996, he was Vice President and General Manager of Ameristeel's Jacksonville, Florida location. Prior to that, he held various management positions with both Bayou Steel and Chaparral Steel.

   JOHN F. LOVINGFOSS. Mr. Lovingfoss has been Vice President-Sales and Marketing since 1984. From 1958 to 1984, Mr. Lovingfoss held various positions with the Company in sales, marketing, and management.

   STEPHEN R. JOHNSON. Mr. Johnson has been Vice President and Chief Financial Officer since February 1996. From 1977 to 1996, Mr. Johnson held various positions with the Company including the position of Vice President-Administration and Treasurer since 1991 and Vice President-MIS and Business Planning since 1984.

                             EXECUTIVE COMPENSATION

   The following Summary Compensation Table includes, for the fiscal year ended 1998, individual compensation information for: (i) the Company's Chief Executive Officer (the "CEO") and (ii) each of the other most highly compensated persons who were serving as executive officers of the Company (other than the CEO) at the end of fiscal 1998 whose salary and bonus earned during fiscal 1998 exceeded $100,000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                            Long-term
                                                                   Annual Compensation                     Compensation
                                          Fiscal           --------------------------------------             Awards
Name and Principal Position               Year(a)          Salary           Bonus           Other           # Options
------------------------------------  ---------------  ---------------  -------------  ----------------  ---------------
Steven E. Karol                           1998            $303,000       $ 47,000              -                   -
    Chairman of the Board                 1997             250,000         70,000              -                   -

Robert W. Ackerman                        1998             275,000        107,000              -                   -
    President and CEO                     1997             275,000         10,000              -                   -

Dale S. Okonow                            1998             175,000              -              -                   -
    Vice President and Secretary          1997             175,000              -              -                   -

Alton W. Davis                            1998             175,000         68,000              -                   -
    Vice President-Operations             1997             127,000         10,000        $46,000(1)                -

John F. Lovingfoss                        1998             161,000         63,000              -                   -
    Vice President-Sales                  1997             150,000         10,000              -                   -
Stephen R. Johnson                        1998             150,000         58,000              -                   -
    Vice President and                    1997             150,000         10,000              -                   -
    Chief Financial Officer

--------------------------------------------------------------------------------
 (a) Pursuant to the Instructions to Item 402(b) of Regulation S-K, information with respect to fiscal years prior to fiscal 1998 has not been included.
 (1)  Represents moving and related expenses for Mr. Davis


OPTION GRANTS IN LAST FISCAL YEAR

   None of the named executive officers were granted stock options during the fiscal year ended April 30, 1998.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

   During the fiscal year ended April 30, 1998 none of the named executive officers exercised stock options. The following table provides information regarding the number of exercisable stock options as of April 30, 1998 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

                                        Number of Securities                   Value of the
                                             Underlying                    Unexercised in-the-
                                        Unexercised Options                  Money Options at
                                        at Fiscal Year End                   Fiscal Year End
                                ---------------------------------     ---------------------------------
                                 Exercisable       Unexercisable      Exercisable (1)     Unexercisable
                              -----------------  ------------------  -----------------  -----------------
  Steven E. Karol                             -                   -                 -                   -
  Robert W. Ackerman                253,105.000                   -        $5,872,981                   -
  Dale S. Okonow                     56,953.125                   -        $1,321,421                   -
  Alton W. Davis                              -          25,000.000                 -            $252,232
  John F. Lovingfoss                 56,953.125                   -        $1,321,421                   -
  Stephen R. Johnson                 25,312.500          10,000.000        $  587,298            $100,893

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $30.31, as determined by the performance-based formula prescribed in the non-qualified and incentive agreements entered into pursuant to the 1993 Stock Option Plan.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Board of Directors regarding actions taken with respect to executive compensation during the fiscal year ended April 30, 1998. Compensation policies and annual compensation applicable to the Company's executive officers are the responsibility of and established by the Board of Directors. Recommendations concerning salaries and incentive compensation (other than stock options) for employees of the Company (other than Mr. Ackerman) are made by Mr. Ackerman and are reviewed by the Board of Directors. The Board of Directors' overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions; that recognize individual performance and the Company's performance; and that support the Company's overall strategic plan. The principal components of executive compensation are salary, bonus and stock options.

   Base Salary. Base salary levels for the Company's executive officers, including the Chief Executive Officer, is based on the expertise and responsibility that the position requires; management experience; subjective judgment of the Board of Directors as to the value of the executive's past contribution and potential future contribution to the profitability of the business; and consideration of the compensation of competing companies.

   Bonuses. The Company has an Executive Bonus Plan designed to recognize individual performance and the Company's performance.

   Stock Options. The Board believes that stock ownership by executive officers is important to insure that executives have a continuing stake in the long term success of the Company. On September 15, 1993, the Board of Directors adopted the 1993 Employee, Director and Consultant Stock Option Plan (the "Stock Option Plan").

1993 STOCK OPTION PLAN

   The Stock Option Plan provides for the grant of incentive stock options to key employees of the Company and non-qualified stock options to key employees, directors and consultants of the Company. A total of 580,000 shares of Common Stock, which would represent approximately 15.3% of the Company's Common Stock on a fully diluted basis, have been reserved for issuance under the Stock Option Plan upon the exercise of options. At April 30, 1998, there were 456,000 options outstanding. The options granted on December 15, 1993 to the named executive officers are incentive stock options and non-qualified stock options and vested on April 30, 1996. The options granted during the year ended April 30, 1997 to the named executive officers are incentive and non-qualified and vest on April 30, 1999. The Stock Option Plan is administered by the Board of Directors. There were no stock options exercised during fiscal 1998.

Executive Incentive Plan

   Each of the named executive officers, excluding Messrs. Karol and Okonow, is eligible to receive bonus compensation under the Company's Executive Bonus Plan (the "Incentive Plan"). The Incentive Plan provides that (i) in the event that actual pre-tax profit for any fiscal year equals or exceeds budgeted pre-tax profit for such year, participants in the Incentive Plan will be paid a bonus ranging from 30% to 50% of such participant's base salary and (ii) in the event that actual pre-tax profit for any fiscal year does not meet budgeted pre-tax profit for such year, by less than 20%, the Company's Board of Directors may, at its discretion, (A) establish a bonus pool of up to 20% of the total base pay of all participants in the Incentive Plan and (B) award bonus payments from such bonus pool, if any, to participants in the Incentive Plan. Such bonus payments, if any, are to be based upon (x) the individual performance of such participant,
(y) the performance of such participant's department and (z) such participant's contribution to the Company's overall performance. Bonuses, if any, are required to be paid within 90 days after the Company's fiscal year end.

PENSION PLAN

   The Company maintains a retirement plan that is an Internal Revenue Code (the "Code") qualified defined benefit pension plan (the "Pension Plan"). At normal retirement date (age 65 or completion of 30 years of service), a participant is paid a pension equal to the sum of: (a) the product of the participant's years of plan service from September 1, 1981 through December 31, 1984 and 1.25% of his average monthly compensation (up to $12,500), determined over the participant's highest five consecutive years; and (b) the product of the participant's years of plan service after January 1, 1985, and .9% of his average monthly compensation (up to $12,500) as defined above. The normal form of pension is a lifetime annuity with a 50% survivor pension for any surviving spouse. Optional forms of payment are available and are actuarially equivalent to a lifetime annuity without surviving spouse benefits. The Pension Plan also provides for early retirement benefits on an actuarially reduced basis for participants who reach age 55 with at least 10 years of service. Vested retirement benefits are available for participants who are terminated with at least five years of plan service. Although the pension is reduced to the extent of any profit sharing retirement annuity provided by discretionary contributions under the Sheffield Steel Corporation Thrift and Profit Sharing Plan (the "Profit Sharing Plan") no such discretionary contributions have been made to the Profit Sharing Plan.

   Years of service for purposes of the Pension Plan with respect to the named executive officers are as follows: Mr. Ackerman, 5 years; Mr. Lovingfoss, 39 years; Mr. Johnson, 20 years, and Mr. Davis, 1 year. Messrs. Karol and Okonow are excluded from the Pension Plan.

   The following table shows the projected annual pension benefits payable at the normal retirement age of 65:

                    Annual Normal Pension Benefits for Years of Service Shown
    Annual         -----------------------------------------------------------
 Base Salary              15        20           25          30         35
-------------            ----      ----         ----        ----       ----
$100,000               $13,500    $18,000     $22,500      $27,000    $31,500
125,000                 16,875     22,500      28,125       33,750     39,375
150,000 and above       20,250     27,000      33,750       40,500     47,250

Thrift and Profit Sharing Plan

   The Company's Profit Sharing Plan is a Code-qualified defined contribution plan which permits its employees to elect "after-tax" payroll deductions between 4% and 14% of compensation. The Profit Sharing Plan also provides for additional discretionary contributions by the Company, which would be allocated according to compensation ratios and, to the extent permitted by the Internal Revenue Code, according to compensation in excess of the FICA taxable wage base. Discretionary Company contributions are forfeited by terminated employees with less than five years of service. Discretionary contributions would offset pensions under the Pension Plan described above, but no discretionary Company contributions have been made to the Profit Sharing Plan.

401(K) RETIREMENT PLAN

   The Company also sponsors a plan which permits eligible employees of the Company to defer compensation to the extent permitted by Section 401(k) of the Code (the "Retirement Plan"). The Retirement Plan permits, but does not require, discretionary Company contributions. The Company made contributions of approximately $89,000 to the Joliet Facility's 401K plan for the year ended April 30, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of the end of fiscal 1998, HMK owed an aggregate of $2.7 million to the Company. Of that amount, $2.2 million was related to certain tax attributes allocated to the Company pursuant to a Tax Sharing Agreement with HMK. Under that agreement, the receivable will be realized by reducing the future income taxes otherwise payable by the Company to HMK. The remaining $0.5 million relates to the Company's advance of funds to HMK to secure a letter of credit needed for the insurance program of the Company's Joliet facility.

   In September 1992, certain of the Company's officers, directors and members of the Karol family purchased an aggregate of 5% of the issued and outstanding shares of the Company's Common Stock in exchange for an aggregate of $250,000 cash and $1,000,000 in non-recourse promissory notes secured by pledges of such stock. The non-recourse promissory notes evidencing each such shareholders' indebtedness bear simple interest at an annual rate of 7.61% and become due on February 1, 2007 or on such earlier date upon the occurrence of certain events
as stated in the notes.   During the year ended April 30, 1997, the Company
signed an agreement to repurchase 50,625 shares of the Company's common stock from two former officers of the Company. As a result of this transaction, $300,000 of the promissory notes plus interest of $93,000 was satisfied and the Company recorded a note payable in the amount of $662,000 to the former shareholders. The note payable accrues simple interest at 6.02% and is being repaid in five annual installments which began December 12, 1997.

   Each of Robert W. Ackerman, President and Chief Executive Officer and a Director of the Company and John F. Lovingfoss, Vice President-Sales and Marketing of the Company, purchased 33,750 shares of the Company's Common Stock in exchange for $50,000 in cash and a non-recourse promissory note with an original principal balance of $200,000. The aggregate amount of indebtedness owed to the Company by each of such individuals as of April 30, 1998 is $285,816 ($200,000 principal amount and $85,816 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1998 for each of Messrs. Ackerman and Lovingfoss was $285,816.

   Mr. Dale S. Okonow, Vice President, Secretary and a Director of the Company purchased 17,125 shares of the Company's Common Stock in exchange for $25,000 in cash and a non-recourse promissory note with an original principal balance of $100,000. The aggregate amount of indebtedness owed to the Company by Mr. Okonow as of April 30, 1998 is $142,908 ($100,000 principal amount and $42,908 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1998 for Mr. Okonow was $142,908.

   Each of Jane M. Karol, a Director of the Company and Joan L. Karol, mother of each of Jane M. Karol and Steven E. Karol, Directors of the Company, purchased 11,239 shares of the Company's Common Stock in exchange for $16,665 in cash and a non-recourse promissory note with an original principal balance of $66,660. The aggregate amount of indebtedness owed to the Company by each of such individuals as of April 30, 1998 is $95,263 ($66,660 principal amount and $28,603 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1998 for each of Jane M. Karol and Joan L. Karol was $95,263.

   Steven E. Karol, Chairman of the Board of Directors of the Company, purchased 11,272 shares of the Company's Common Stock in exchange for $16,670 in cash and a non-recourse promissory note with an original principal balance of $66,680. The aggregate amount of indebtedness owed to the Company by Mr. Karol as of April 30, 1998 is $95,289 ($66,680 principal amount and $28,609 of accrued interest). The largest amount of indebtedness outstanding during fiscal 1998 for Mr. Karol was $95,289.

                             ELECTION OF DIRECTORS


NOTICE ITEM 1

   Under the Company's By-Laws, the number of directors is fixed from time to time by the Stockholders, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

   Pursuant to the Company's By-Laws, the Board of Directors on August 27, 1997 voted to nominate Messrs. Karol, Ackerman, Okonow, Stevenson, Lefler, and Ms. Jane Karol for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

                              * * * * * * * * * *

   Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to elect each nominee as a director.

   THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. KAROL, ACKERMAN, OKONOW, STEVENSON, AND LEFLER, AND MS. KAROL AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                       APPROVAL OF SELECTION OF AUDITORS

NOTICE ITEM 2

   The Company's Board of Directors has selected KPMG Peat Marwick LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending April 30, 1999. KPMG Peat Marwick LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor. A representative of KPMG Peat Marwick LLP may be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                              * * * * * * * * * *

   Unless authority to vote for the ratification of KPMG Peat Marwick LLP as the Company's independent auditors is withheld, the shares represented by the enclosed proxy will be voted FOR ratification. In the event that the selection is not ratified, the Board of Directors will reconsider the appointment.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

NOTICE ITEM 3

   The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


   Stockholder Proposals

   To be considered for presentation at the Annual Meeting of Stockholders to be held in 1999, Stockholder proposals must be received, marked for the attention of: Vice President and Secretary, Sheffield Steel Corporation, P. O. Box 218,
Sand Springs, Oklahoma   74063, not earlier than January 1, 1999 and not later
than April 30, 1999.

   WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

   By order of the Board of Directors:

   /s/ Dale S. Okonow
   DALE S. OKONOW
   Vice President and Secretary

July 31, 1998

                                  DETACH HERE

--------------------------------------------------------------------------------

                                     PROXY

                          SHEFFIELD STEEL CORPORATION

                              22 NORTH JEFFERSON
                         SAND SPRINGS, OKLAHOMA 74063

                        ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD THURSDAY, SEPTEMBER 3, 1998

The undersigned hereby appoints Robert W. Ackerman and Dale S. Okonow, and either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them of either of them, to represent and to vote as designated below all the shares of capital stock of Sheffield Steel Corporation (the "Company"), held of record by the undersigned on July 7, 1998 at the Annual Meeting of Stockholders to be held on Thursday, September 3, 1998, at the offices of the Company, located at 220 North Jefferson, Sand Springs, Oklahoma 74063, and any adjournment or adjournments thereof (the "Annual Meeting").

If you do not plan attend the meeting, please complete, sign and date the proxy and return it without delay in the enclosed postage-prepaid envelope. If you do attend the meeting in person, you may withdraw the proxy and vote personally on each matter brought before the meeting.


-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                      -------------

                                  DETACH HERE

--------------------------------------------------------------------------------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 IF NO SPECIFIC DIRECTION IS MADE.


1.  ELECTION OF DIRECTORS
    ---------------------

    To elect as Directors of the Company the following six individuals:

    Nominees:  Robert W. Ackerman, Jane M. Karol, Steven F. Karol,
               John D. Lefler, Dale S. Okonow, Howard H. Stevenson

                   FOR                   WITHHELD
               [ ] ALL               [ ] FROM ALL
                   NOMINEES              NOMINEES

    [ ]
       ---------------------------------------
       For all nominees except as noted above


2.  APPROVAL OF SELECTION OF AUDITORS
    ---------------------------------         FOR      AGAINST      ABSTAIN
    To ratify as independent auditors,        [ ]        [ ]          [ ]
    KPMG Peat Marwick, LLP for the
    fiscal year ending April 30, 1999.

3.  GENERAL
    -------                                   FOR      AGAINST      ABSTAIN
    In their discretion, the proxies are      [ ]        [ ]          [ ]
    authorized to vote upon such other
    business as may properly come before
    the meeting or any adjournments
    thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature:                                      Date:
          -------------------------------------      -------------------------

Signature:                                      Date:
          -------------------------------------      -------------------------